A Proposal for

Golden Grain Energy

Presented to:

Mr. Larry Zubrod

and

Board Members of Golden Grain Energy

Presented by:

Anne Cline, Consultant/AE

August, 2002

KMA CONSULTING A DIVISION OF KMA, INC.
7825 Washington Avenue South, Suite 100
Bloomington, MN 55439
952/944-2944
952/944-2713 (Fax)

"Risk Management Consulting"

KMA Consulting

Golden Grain Energy
September, 2002

KMA Consulting is a Supporter of the American Coalition for Ethanol
2	KMA Consulting

Golden Grain Energy
September, 2002

I.	GOLDEN GRAIN ENERGY

Buying insurance is often looked at as a necessary evil that frequently becomes time consuming and potentially debilitating to the buyer. Every day business decisions affect the level of risk in your operations. However, few companies actually take the time (or quite honestly have the time) to evaluate their risk and the best methods to effectively manage it.

!n addition to the specific design issues you are currently faced with, Golden Grain Energy may be facing additional, significant, insurance challenges which may include:

Constraints on time and staffing
Lack of expertise or interest in dealing with insurance
Coverage analysis and loss analysis
Agent selection and market assignments
Mitigating price increases and retention increases
Premium increases dictated by market changes, not your own experience

KMA Consulting is a Supporter of the American Coalition for Ethanol
3	KMA Consulting

Golden Grain Energy
September, 2002

Who is KMA ?

KMA Consulting is a Supporter of the American Coalition for Ethanol
4	KMA Consulting

Golden Grain Energy
September, 2002

II.	KMA CONSULTING OVERVIEW

KMA, Inc. was incorporated in 1994 and is Privately Held.

We pride ourselves on being a small "boutique" office with all our professionals focused on client service.

Golden Grain Energy would be a key client with KMA Consulting, not just a policy number associated with commissions. Remember we are fee based, not commission based, so we work for you!

The American Coalition for Ethanol recommends partnering with risk consultants that have a strong commitment to the ethanol industry as well as the talent and skill to do what they say they can do.  KMA Consulting is a supporter of ACE and we pride ourselves on our specialized knowledge, skill, and commitment we have shown to the ethanol industry.  You will find us listed on the ACE website under Ethanol Consultants: Risk Management. (see www. ethanol. org/Ethanol Consultants. html)

We are currently dealing with ethanol plants in the states of Minnesota Iowa, South Dakota, Wisconsin and Nebraska (See Ethanol Client Listing).

KMA Consulting's team of insurance professionals are available to assist you in the management and placement of your insurance program, effectively outsourcing the challenges of the insurance buying process.  As outlined in the following Consulting Services page, in addition to renewal time we review business contracts your company may enter into for insurance and indemnification provisions, review your insurance company policies and premium audits for accuracy, help manage any issues you may have with insurance carriers or agents, and these are just a few of the many services we provide.  Our in house claims specialists can also assist you with any claims or questions you might have. And perhaps best of all, when the agents call you, you simply tell them to call us!

KMA Consulting is a Supporter of the American Coalition for Ethanol
5	KMA Consulting

Golden Grain Energy
September, 2002

III.	CONSULTING SERVICES

KMA Consulting shall provide the following services necessary for Golden Grain Energy and it's Named Insureds:

1.	Evaluate your current insurance program for completeness of coverage and competitiveness with the marketplace.

2.	Analyze your capacity to retain risk.

3.	Prepare your insurance specifications, evaluate program alternatives, and make recommendations of coverage.

4.

Help manage issues with your current agent and insurance carrier, as well as help you select the right agents while managing the marketing of your program, when we feel a marketing effort is necessary.

5.

Provide claims consulting on a one off basis via Ron Erickson, CPCU, one of our in-house claims specialists who can monitor questionable claims, assist with claims consulting, and advise on claims in all lines of coverage.

6.	Conduct annual account review and service planning.

7.	Provide a comparison of the various insurance program options and recommend placement of your coverage.

8.	Review issued policies to verify policy terms, conditions, rates, premiums, and billings.

9.	Review your insurance company premium audits for accuracy.

10.	Verify experience modification calculations and review claims prior to unit statistical filings and coverage rating plan adjustments.

11.	Review of indemnification and insurance clauses in contracts that you may enter into.

12.	Daily access to KMA personnel for strategy, planning services, meetings, presentations, reviews, and assistance dealing with and monitoring issues.

13.

Provide you with a Proposed Plan of Insurance to assist/guide you in planning for your insurance needs. This includes but is not limited to your D & O coverage, Builders Risk, and full operational ongoing policies necessary for a live plant.

If a specific service you feel Golden Grain Energy needs is not listed we will manuscript our list of services to meet your specific needs with appropriate fee adjustment.  Additional projects, as they occur, may be taken on independent of this contract for applicable fees.

KMA Consulting is a Supporter of the American Coalition for Ethanol
6	KMA Consulting

Golden Grain Energy
September, 2002

IV.	ETHANOL CLIENT LISTING

AL-CORN
CLEAN FUEL

CHIPPEWA VALLEY ETHANOL COMPANY, LLLP.
Renewable fuel for a better world

CORN PLUS

LSCP, L.L.C.
dba LITTLE SIOUX CORN PROCESSORS

MINNESOTA ENERGY

WESTERN WISCONSIN RENEWABLE
ENERGY COOP

KMA Consulting is a Supporter of the American Coalition for Ethanol
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Golden Grain Energy
September, 2002

V.	KMA Consulting SERVICE TEAM

Anne Cline Consultant 952/914-1427 Cell: 612/670-4809 Fax: 952/944-2713 acline@kma-inc.net

Kristen Gronwall, CISR Client Services Representatives 952/914-1422 kgronwall@kma-ing.net		Ron Erickson, CPCU CLU, AIC Claims Manager 952/914-1428 rerickson@kma-inc.net

Susan Noah, CPCU, ARM Account Executive 952/914-1424 snoah@kma-inc.net		Cheri Brandt Claims Representative 952/914-1423 cbrandt@kma-inc.net

KMA Consulting is a Supporter of the American Coalition for Ethanol
8	KMA Consulting

Golden Grain Energy
September, 2002

VI.	CONTRACT TERMS

Compensation & Terms:  The term of this contract is 18 months, with the understanding that all future contracts will be on an annual basis.  The consulting fee of for the services described herein is $6,500.  The terms of this contract are being based on the following estimated major placements and time frame spanning 18 months from the date of your signature on this contract:

D & O placement	$1,500	Due now
Builder's Risk and other Misc. policies	$2,500	Due in 6 months
Full Operational Insurance	$2,500	Due in 12 months

	$6,500

This contract may be canceled with 60-day written notice; however, the full fee will be due as minimum fee for the term except if cancellation arises out the inability to make financial closure on the project, in which case payment due will be on a pro-rate basis of services rendered.

To accept this contract and these terms please sign and date where indicated below and fax back to our office at 952.944.2713.  Then please retain a copy for your records and mail us back this page with the original signature.  Our signature will then be added and a final copy will be sent for you to retain, along with your first invoice.

/s/ Walter Wendland	9/16/02
Walter Wendland	Date (start date)
President/Golden Grain Energy

/s/ Jim Koshak	9/26/02
Jim Koshak	Date
President/KMA, Inc.

KMA Consulting is a Supporter of the American Coalition for Ethanol
9	KMA Consulting